UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 22, 2007 (January 17, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32636	88-0224817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Spice Islands Drive, Sparks, NV 89431

(Address of principal executive offices)

Registrant’s telephone number, including area code (775) 829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2007, pursuant to Section 8.1 of the Bylaws of SulphCo, Inc. (the “Company”), the majority of the Board of Directors of the Company (the “Board”) approved amendments to the Bylaws of the Company, including (i) an amendment to Section 2.2 to increase from fifty percent (50%) to sixty-six and two thirds percent (66 2/3%) the amount of shares of voting stock that stockholders must hold in order to call a Special Meeting of the Stockholders and (ii) an amendment to Section 8.1 to grant the authority to amend, alter, add to, rescind or repeal the Bylaws exclusively to the Board of Directors.

That same day Dr. Rudolf W. Gunnerman filed an action against the four Directors who had voted for the amendments, Robert van Maasdijk, Richard L. Masica, Larry G. Schafran and Edward E. Urquhart seeking injunctive and declaratory relief barring the Board of Directors from adopting or enforcing these amendments to the Bylaws.

Upon review of the Company’s charter documents, it was determined that there is a conflict between the Articles of Incorporation and the Bylaws relating to the amount of stock that a stockholder needs to hold in order to call for a Special Meeting of Stockholders, and on January 22, 2007, the Board rescinded the amendment to Section 2.2 of the Bylaws made on January 17, 2007. The amendment made to Section 8.1 of the Bylaws remains in effect.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Amendment to Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Dated as of: January 22, 2007	By:	/s/ Larry Ryan

Name: Dr. Larry Ryan Title: CEO